                                                                   EXHIBIT 10.12

                                     FORM OF

                       SENIOR SUBORDINATED PROMISSORY NOTE

            THE SUBORDINATED INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT RANKS PARI PASSU WITH CERTAIN OTHER SUBORDINATED INDEBTEDNESS OF THE MAKER AND IS OTHERWISE SUBJECT TO CERTAIN OTHER RESTRICTIONS SET FORTH IN THAT CERTAIN SUBORDINATED INDEBTEDNESS INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 28, 2000, BY AND AMONG THE MAKER HEREOF, THE PAYEE NAMED HEREIN, CERTAIN OTHER HOLDERS) OF INDEBTEDNESS OF THE MAKER AND THE GUARANTORS OF SUCH INDEBTEDNESS, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

            INTEGRATED DEFENSE TECHNOLOGIES, INC.

            12% SENIOR SUBORDINATED PROMISSORY NOTE
                              DUE DECEMBER 31, 2007


$ ____________                                               New York, New York
                                                             September 28, 2000

      FOR VALUE RECEIVED, the undersigned, Integrated Defense Technologies, Inc., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of [



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      ], or its registered assigns (the "HOLDER"), the principal sum of
[________________________ ($___________) on December 31, 2007 (the "MATURITY
DATE"), with interest thereon from time to time as provided herein.

            1. PURCHASE AGREEMENT. This Senior Subordinated Promissory Note (the "NOTE") IS one of the notes issued by the Borrower, on the date hereof, pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of the date hereof, by and among the Borrower, J.H. Whitney Mezzanine Fund, L.P., J.H. Whitney Market Value Fund, L.P., GreenLeaf Capital, L.P., First Union Investors, Inc. and BNY Capital Partners, L.P., and is subject to the terms thereof. This Note together with the other notes issued by the Borrower on the date hereof pursuant to the Purchase Agreement and together with all promissory notes issued pursuant to Section 12 hereof or thereof are hereinafter referred to as the "NOTES." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

            2. INTEREST. The Borrower promises to pay interest ("INTEREST") on the principal amount of this Note at the rate of 12% per annum (the "INTEREST RATE"). Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT Date"), beginning on December 31, 2000, by wire transfer of immediately available funds to an account at a bank designated by the Holder.

                  (a) DEFAULT RATE OF INTEREST. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue Interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

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                  (b) In the event that any interest rate(s) provided for in this Section 2, shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty.

            3. MANDATORY PREPAYMENT/REDEMPTION.

                  (a) INITIAL PUBLIC OFFERING. Subject to the subordination provisions of Section 7 hereof, upon the consummation of an Initial Public Offering (as hereinafter defined), the Borrower agrees to prepay the outstanding principal amount of this Note in accordance with the redemption prices (the "MANDATORY REDEMPTION PRICES") set forth below (expressed as a percentage of the outstanding principal amount of this Note), together with Interest accrued thereon through the date of such prepayment. If the consummation of an Initial Public Offering shall occur during the consecutive 12-month period immediately preceding August 1, of the calendar year set forth below, the Mandatory Redemption Price shall be determined based upon the percentage of the outstanding principal amount of this Note which corresponds to the period in question; PROVIDED, HOWEVER, that in no event shall such percentage for any twelve month period payable to the Holder of this Note exceed the maximum permitted by any regulation applicable to such Holder, which limitation, if any, shall not be applicable to any other Note or holder thereof.


               Period                        Mandatory Redemption Price
               ------                        --------------------------
               2001                                106%
               2002                                105%
               2003                                104%
               2004                                103%
               2005                                102%
               2006 and thereafter                 100%

The Borrower shall pay the Mandatory Redemption Price, together with Interest accrued thereon, within 3 Business Days after receipt by the Borrower or any of its Subsidiaries of the proceeds of such Initial Public Offering. For the purposes hereof, "INITIAL PUBLIC OFFERING" means the sale by the Borrower or any Subsidiary of the Borrower of capital stock to the public pursuant to a registration statement on Form S- l or otherwise (other than a registration statement on Form S-4 or S-8 or any similar or successor form filed) under the Securities Act in which the issuer receives any Net Cash Proceeds. For the purposes hereof, "NET CASH PROCEEDS" means (x) the cash proceeds in respect of an Initial Public Offering MINUS (y) reasonable brokerage commissions or underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers) relating to such Initial Public Offering.

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                  (b) CHANGE OF CONTROL. Subject to the subordination provisions of Section 7 hereof, upon a Change of Control (as hereinafter defined), the Borrower agrees to prepay the outstanding principal amount of this Note in accordance with the Mandatory Redemption Prices set forth in Section 3(a) above, together with Interest accrued thereon through the date of such prepayment, such payment to be made upon the occurrence of such Change of Control. The Mandatory Redemption Price with respect to a Change of Control shall be determined based upon the percentage of outstanding principal amount of this Note which corresponds to the period during which the Change of Control occurs. For the purposes hereof, "CHANGE OF CONTROL" means (i) any transaction or series of transactions in which The Veritas Capital Fund, L.P. and/or its Affiliates ("VERITAS") ceases to beneficially own at least 75% of the limited liability company interests of IDT Holding L.L.C., a Delaware limited liability company ("IDT HOLDING"), or 1DT Holding ceases to own at least 100% of the outstanding capital stock of the Borrower (other than capital stock of the Borrower owned by the holders of the Warrants), (ii) the sale of all or substantially all of the assets of the Borrower or any of its Subsidiaries, the operations of which in the reasonable judgment of the Holder would constitute a material part of the business or operations of the Borrower and its Subsidiaries, taken as a whole,
(iii) the liquidation of the Borrower or any of its Subsidiaries (other than the Inactive Subsidiaries), the operations of which in the reasonable judgment of the Holder would constitute a material part of the business or operations of the Borrower and its Subsidiaries, taken as a whole, or (iv) the combination of the Borrower or any of its Subsidiaries, the operations of which in the reasonable judgment of the Holder would constitute a material part of the business or operations of the Borrower and its Subsidiaries, taken as a whole, with another entity, as a result of which (A) the shareholders of the Borrower directly or indirectly, hold less than 50%> of the total of all voting shares outstanding or
(B) directors of the Borrower constitute less than a majority of the Board of Directors of the combined entity; PROVIDED, HOWEVER, that any of the events described above as applied to a Subsidiary of a the Borrower shall be deemed to be a Change in Control only if such event is also an Event of Default; or (v) a "Change of Control" as such term is defined in the Credit Agreement described in the definition of Senior Indebtedness in Section 7(a) below.

                  (c) NOTICE. TO the extent possible, the Borrower shall give written notice to the Holder of any mandatory prepayment pursuant to this
Section 3 at least fifteen (15) Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 11.2 of the Purchase Agreement.

                  (d) PARI PASSU PAYMENT. All payments made under this Section 3 shall be made pari passu with respect to all of the Notes.

            4. OPTIONAL PREPAYMENT/REDEMPTION.

                  (a) Subject to the subordination provisions of Section 7 hereof, upon notice given to the Holder as provided in Section 4(b), the Borrower, at its option, may prepay all or any portion of the principal amount of this Note at any time, by paying to the Holder an amount equal to the redemption prices (the "OPTIONAL REDEMPTION PRICES") set forth below

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(expressed as a percentage of the outstanding principal amount being prepaid, from time to time) together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment; PROVIDED, HOWEVER, each prepayment of less than the full outstanding balance of the principal amount of this Note shall be in an aggregate principal amount of this Note or $500,000 or a whole multiple thereof; and PROVIDED, FURTHER, that unless this Note and all Notes shall be paid in full, the aggregate principal balance of the Notes outstanding at any time shall be at least $5,000,000. If such prepayment is to be made by the Borrower to the Holder during the consecutive 12-month period immediately preceding August 1, of the calendar year set forth below, the Optional Redemption Price shall be determined based upon the percentage of the outstanding principal amount of this Note and which corresponds to period in question; PROVIDED, HOWEVER, that in no event shall such percentage for any twelve month period payable to the Holder of this Note exceed the maximum permitted by any regulation applicable to such Holder, which limitation, if any, shall not be applicable to any other Note or holder thereof.


           Period                             Optional Redemption Price
           ------                             -------------------------

           2001                                     106%
           2002                                     105%
           2003                                     104%
           2004                                     103
           2005                                     102%
           2006 and thereafter                      100%

                  (b) The Borrower shall give written notice of prepayment of this Note, or any portion thereof, pursuant to this Section 4 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment pursuant to this Section 4 shall be given in the manner specified in Section 11.2 of the Purchase Agreement. Upon notice of prepayment pursuant to this Section 4 being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the outstanding principal amount of this Note thereof or the portion thereof so called for prepayment together with Interest accrued and unpaid thereon to the date fixed for such prepayment, together with the costs and expenses referred to in Section 4(a).

                  (c) All optional prepayments under this Section 4 shall include payment of accrued Interest on the principal amount of this Note so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of Interest, and thereafter to principal.

                  (d) PARI PASSU PAYMENT. All payments made under this Section 4 shall be made pari passu with respect to all of the Notes.

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            5. AMENDMENT. Amendments and modifications of this Note may be made only in the manner provided in Section 11.4 of the Purchase Agreement.

            6. DEFAULTS AND REMEDIES.

                  (a) EVENTS OF DEFAULt. An "EVENT OF DEFAULT" shall occur if:

                        (i) the Borrower shall default in the payment of the principal of any of the Notes, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                        (ii) the Borrower shall default in the payment of any installment of Interest on any of the Notes according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 10 days; or

                        (iii) the Borrower or any of its Subsidiaries shall default in the due observance or performance of any covenant to be observed or performed pursuant to (x) Section 8.1 of the Purchase Agreement and such default shall continue for a period of 10 days, or (y) Sections 8.2(a), 8.3, 8.8, 8.10, 8.11, 8,12 or Article 9 of the Purchase Agreement and provided, however, that a default under Article 9 which does not or is not likely to have a material adverse effect on the Borrower or any of its Subsidiaries taken as a whole shall become an Event of Default only if such default shall continue for a period of 30 days; or

                        (iv) the Borrower or any of its Subsidiaries shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower or any Subsidiaries to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the Transaction Documents (other than those referred to in clauses (i), (ii) or (iii) of this Section 6(a)), and such default shall continue for 45 days after the earliest of (A) the date the Borrower is required pursuant to the Transaction Documents or otherwise to give notice thereof to the Holder (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Borrower by the Holder; or

                        (v) any representation, warranty or certification made by or on behalf of the Borrower or any of its Subsidiaries in the Purchase Agreement, this Note, the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

                        (vi) any event or condition shall occur that results in
(A) the acceleration of the maturity of any Indebtedness of the Borrower or any of its Subsidiaries (including the Senior Indebtedness), or (B) a default of any Indebtedness of the Borrower or any of its Subsidiaries (other than Senior Indebtedness), in either case in a principal amount aggregating $1,000,000 or more; or

                        (vii) any uninsured damage to or loss, theft or destruction of any assets of the Borrower or any of its Subsidiaries shall occur that is in excess of $1,000,000; or

                        (viii) involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Borrower, or any Subsidiary of the Borrower, or of a substantial part of their property or assets, under the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or any Subsidiary of the Borrower, or for a substantial part of their property or assets, or (c) the winding up or liquidation of the Borrower, or any Subsidiary of the Borrower; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                        (ix) The Borrower or any Subsidiary of the Borrower shall (a) voluntarily commence any proceeding or file any petition seeking relief under the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (viii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such, or for a substantial part of its property or assets,
(d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

                        (x) one or more judgments for the payment of money in an aggregate amount in excess of 5300,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, or any Subsidiary of the Borrower to enforce any such judgment; or

                        (xi) (i) there shall be a default under any Government Contract or other Significant Customer Contract; (ii) a notice of termination shall have been issued under any Government Contract or other Significant Customer Contract; or (iii) a cure notice issued under any Government Contract or other Significant Customer Contract shall remain uncured beyond (x) the expiration of the time period available to the Borrower or any Subsidiary of the Borrower pursuant to such Government Contract or other Significant Customer Contract and/or such cure notice (as the case may be), to cure the noticed default, or (y) the date on which the other contracting party is entitled to exercise its rights and remedies under the Government Contract or other Significant Customer Contract as a consequence of such default; or

                        (xii) (i) the Borrower or any of its Subsidiaries is debarred or suspended from contracting with Governmental Authority; (ii) a notice of debarment or suspension shall have been issued to the Borrower or any Subsidiary of the Borrower; or (iii) a notice OF termination for default or the actual termination for default of any Government Contract or other Significant Customer Contract shall have been issued to or received by the Borrower or any Subsidiary of the Borrower; or (iv) an investigation or inquiry by any Governmental Authority relating to the Borrower or any Subsidiary OF the Borrower and involving fraud, deception or willful misconduct shall have been commenced in connection with any Government Contract or other Significant Customer Contract or the activities of the Borrower or any Subsidiary of the Borrower.

                  (b) ACCELERATION. If an Event of Default occurs under Section 6(a)(viii) or (ix), then the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. IF any other Event of Default occurs and is continuing the Holder, by written notice to the Borrower, may declare the principal of and accrued Interest on this Note to be immediately due and payable. Upon such declaration, such principal and Interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment OF principal or Interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 11.2 of the Purchase Agreement.

            7. SUBORDINATION. The Subordinated Indebtedness (as hereinafter defined) shall at all times be wholly subordinate and junior in right and order of payment to the payment in full of all Senior Indebtedness in cash to the extent and in the manner provided in this Section 7. This Section 7 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of the Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                  (a) DEFINITIONS. As used in this Section 7, the following terms shall have the following meanings:

            "INDEBTEDNESS" SHALL have the meaning assigned to that term in the Purchase Agreement.

            "SENIOR COVENANT DEFAULT" shall mean any event of default as defined under any agreement pertaining to Senior Indebtedness of the Borrower or any Guarantor, other than a Senior Payment Default.

            "SENIOR DEFAULT" SHALL mean a Senior Payment Default or a Senior Covenant Default.

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            "SENIOR INDEBTEDNESS" MEANS all indebtedness, obligations
      (including, without limitation, Hedging Agreements (as defined in the Credit Agreement) in favor of the lenders thereunder) and liabilities of the Borrower, including, without limitation, all principal, interest, premiums, if any, costs, expenses, indemnitees and fees, currently outstanding or incurred in the future pursuant to the Credit Agreement (the "CREDIT AGREEMENT") dated as of September 28, 2000, among the Borrower, IDT Holding, LLC, the subsidiaries of the Borrower as may from time to time become parties thereto, the several banks and other financial institutions as may from time to time become parties thereto (each a "Lender") and First Union National Bank ("First Union"), as the Administrative Agent, CIBC World Markets Corp. ("CIBC") as Syndication Agent, Credit Lyonnais New York Branch as Documentation Agent, and First Union Securities, Inc. and CIBC, as co-lead arrangers and joint bookrunners and any related documents, including without limitation, all "Obligations" as defined therein, and all amendments, restatements, renewals, extensions, increases, refinancings, modifications or refundings thereof with the same or different lenders or agents from time to time; together with all post-petition interest, if any, whether or not an allowed claim, PROVIDED, HOWEVER, in no event shall the aggregate principal amount of Senior Indebtedness exceed $190,000,000. To the extent any payment of Senior Indebtedness (whether by or on behalf of the Borrower or any Guarantor, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or similar party under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by or paid over to, such trustee, receiver or other similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred, but only as to the applicability of the provisions of this
      Section 7 with respect to any payment of principal and interest received by the Holder (i) on or at any time subsequent to the date the Holder receives written notice from the Administrative Agent of any recovery from the Administrative Agent or any Lender, or (ii) following the commencement of any bankruptcy or insolvency proceeding or the appointment of any receiver, in each case with respect to the Borrower or any of its Subsidiaries, or (iii) within 100 days following the payment of Senior Indebtedness so declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver a similar party, or (iv) within 370 days following the closing date of the Original Credit Agreement; in each case to the extent not otherwise declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or similar party under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law.

            "SENIOR PAYMENT DEFAULT" shall mean any default in the payment of any Senior Indebtedness.

            "SUBORDINATED INDEBTEDNESS" shall mean (i) the principal of, premium, if any and Interest on the Notes and any fees related thereto; and (ii) any other obligations of the Borrower or any Guarantor arising out of or in connection with the Purchase Agreement, this Note or the other Transaction Documents, including, without limitation, indemnification obligations and contribution obligations pursuant to Section 7 of the Purchase Agreement.

                  (b) GENERAL. UPON the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of the Subordinated Indebtedness or by the Borrower or Affiliate of the Borrower to acquire, redeem, retire or purchase this Note and any other liabilities or obligations in connection herewith or arising hereunder. Prior to such maturity (i) the Borrower may prepay this Note to the extent permitted under the Credit Agreement in accordance with the provisions of Section 3 or
Section 4 only so long as no Senior Default has occurred and is continuing or would occur as a result of any such prepayment and (ii) the Holder may receive any distributions provided for in Section 7(e)(ii) hereof.

                  (c) LIMITATION ON PAYMENT.

                        (i) Upon receipt by the Borrower and the Holder of a Blockage Notice (as defined below), then unless and until (1) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or waived in writing or shall have ceased to exist, or (2) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal of, premium, if any, or Interest on this Note or as a sinking fund for this Note or in respect of any redemption, retirement, purchase or other acquisition of this Note or any other payment on account of Subordinated Indebtedness shall be made during any period prior to the expiration of the Blockage Period (as defined below). Notwithstanding the foregoing, all interest paid with respect to this Note prior to the giving of the Blockage Notice in question by the Holder hereof may be kept by such Holder.

                        (ii) For purposes of this Section 7, a "BLOCKAGE NOTICE" is a notice of a Senior Default that has occurred and is continuing, given to the Borrower and the Holder by the Administrative Agent, on behalf of holders of a majority in principal amount of the Senior Indebtedness then outstanding (or their authorized agent); PROVIDED, HOWEVER, that not more than two (2) effective Blockage Notices shall be given within any 365 day period and not more than four
(4) effective Blockage Notices shall be given pursuant to the provisions of this
Section 7; and PROVIDED, FURTHER, HOWEVER, that no Senior Default existing on the date on which any Blockage Notice is given shall, unless the same shall have ceased to exist for a period of at least 90 consecutive days, be used as a basis for any subsequent Blockage Notice.

                        (iii) For purposes of this Section 7, a "BLOCKAGE PERIOD" with respect to a Blockage Notice is the period commencing upon the date of the Borrower's receipt of such Blockage Notice and having a duration as follows:

                        (1) 360 days, if the Senior Default to which the Blockage Notice refers is a Senior Payment Default; or

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                        (2) 180 days if the Senior Default to which the Blockage
      Notice refers is a Senior Covenant Default.

                  (d) LIMITATION ON REMEDIES. As long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default under this Note, the Holder shall not, unless the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any Event of Default pursuant to Section 6(a)(viii) or (ix) of this Note shall have commenced with respect to the Borrower, declare or join in any declaration of this Note to be due and payable by reason of such Event of Default or otherwise take any action against either the Borrower (including, without limitation, commencing any legal action against the Borrower or filing or joining in the filing of any insolvency petition against the Borrower) during the period (a "REMEDY STANDSTILL PERIOD") beginning upon the date of written notice (a "REMEDY NOTICE") of occurrence of an Event of Default from the Holder to the Borrower and the Administrative Agent on behalf of the holders of the Senior Indebtedness and ending on the earlier to occur of: (i) the acceleration of the Senior Indebtedness which such Blockage Notice relates, (ii) 90 days after the receipt by the Administrative Agent of the Remedy Notice or (iii) such time as the holders of Senior Indebtedness (or any requisite percentage thereof) consent in writing to the termination of the Remedy Standstill Period. During the Remedy Standstill Period, the Holders shall be prohibited from accelerating the Notes and shall be prohibited from enforcing any of their default remedies with respect thereto (including any right to sue the Borrower or to file or participate in the filing of any involuntary bankruptcy petition against the Borrower) until the Remedy Standstill Period shall cease to be in effect; provided that any Blockage Period (if not also terminated) shall continue for the full period notwithstanding the termination or expiration of the Remedy Standstill Period.

            Notwithstanding the foregoing, the Remedy Standstill Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 6(a)(viii) or (ix) shall have occurred with respect to the Borrower or its Subsidiaries. In addition, any Remedy Standstill Period shall cease to be effective if at any time during such period: (i) substantial assets of the Borrower or its Subsidiaries are offered for sale, sold or otherwise disposed of outside of the ordinary course of business for less than fair value or (ii) payment or any distribution of any character, whether in cash, securities or other property of the Borrower or its Subsidiaries shall be made to or received outside of the ordinary course of business by any creditor on any Indebtedness which is on the same level of priority with or junior and subordinate in right of payment to this Note.

            Upon the expiration or termination of any Blockage Remedy Standstill Period, the Holder shall be entitled to exercise any of its rights with respect to this Note other than any right to accelerate the maturity date of this Note based upon the occurrence of any Event of Default in respect thereto which has been cured or otherwise remedied during the Blockage Period.

                  (e) SUBORDINATION UPON CERTAIN EVENTS. Upon the occurrence of any Event of Default with respect to the Borrower or its Subsidiaries under Sections 6(a)(viii) or (ix) of this Note:

                        (i) Upon any payment or distribution of any and all assets of the Borrower or its Subsidiaries of any kind or character to creditors thereof, holders of Senior Indebtedness shall be entitled to receive indefeasible payment in full in cash of all obligations with respect to the Senior Indebtedness before the Holder shall be entitled to receive any payment in respect of the Subordinated Indebtedness.

                        (ii) Until all Senior Indebtedness is paid in full in cash, any distribution to which the Holder would be entitled but for this
Section 7 shall be made to the holders of Senior Indebtedness, as their interests may appear, except that the Holder may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note if pursuant to such plan the distributions to the holders of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, provide for payment of the full amount of the allowed claim of the holders of the Senior Indebtedness.

                        (iii) For purposes of this Section 7, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                  (f) PAYMENTS AND DISTRIBUTIONS RECEIVED. If the Holder shall have received any payment from or distribution of assets of the Borrower or any of its Subsidiaries in respect of the Subordinated Indebtedness in contravention of the terms of this Section 7 before all Senior Indebtedness is paid in full in cash, then and in such event such payment or distribution shall be received and held in trust for and shall be promptly paid over or delivered to the holders of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full in cash.

                  (g) PROOFS OF CLAIM. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 6(a)(viii) or (ix) of this Note occurs with respect to the Borrower or its Subsidiaries, the Holder shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment with respect to this Note for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Note. Upon the failure of the Holder to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holder with respect to this Note.

                  (h) SUBROGATION. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash and the commitments under the Credit Agreement shall have been terminated, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. A distribution made under this Section 7 to a holder of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Borrower and the Holder, a payment by the Borrower on Senior Indebtedness.

                  (i) RELATIVE RIGHTS. This Section defines the relative rights of the Holder and the holders of Senior Indebtedness. Nothing in this Section shall: (1) impair, as between the Borrower and the Holder, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest (including default interest) on this Note in accordance with its terms; (2) affect the relative rights of the Holder and creditors of the Borrower or any of its Subsidiaries other than holders of Senior Indebtedness or (3) prevent the Holder from exercising its available remedies upon a default or Event of Default, subject to the rights, if any, under this Section 7 of holders of Senior Indebtedness.

                  (j) SUBORDINATION MAY NOT BE IMPAIRED BY THE BORROWER. No right of any holder of any Senior Indebtedness to enforce the subordination of the. Indebtedness evidenced by this Note shall be impaired by any failure to act by the Borrower or such holder of Senior Indebtedness or by the failure of the Borrower or such holder to comply with this Note. The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or otherwise, all as though such payment had not been made.

                  (k) PAYMENTS. A payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and Interest on this Note, any depositing of funds for the defeasance of the Subordinated Indebtedness, any sinking fund and any payment on account of mandatory prepayment or optional prepayment provisions.

                  (l) SECTION NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this
Section 7 shall not be construed as preventing the occurrence of an Event of Default under Section 6.

                  (m) SUBORDINATION NOT IMPAIRED; BENEFIT OF SUBORDINATION. The Holder agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of the Borrower and the rights and benefits of the holders of the Senior Indebtedness set forth in this Section 7:

                        (i) The obligations and liabilities of the Borrower and its Subsidiaries and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released, PROVIDED in all cases, the maximum outstanding principal amount of Senior Indebtedness shall not exceed $190,000,000;

                        (ii) The holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

                        (iii) Any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Borrower and any collateral in which a security interest has been granted to any holder of Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

                  (n) MODIFICATION OF SECTION 7. The provisions of this Section 7 and all definitions referred to or pertaining to defined terms used in this
Section 7 whether or not such definitions are set forth in this Note, are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of all holders of Senior Indebtedness. No modification of this Section 7 in this Note shall be valid unless a similar modification has been agreed to and made in the other Notes.

                  (o) COVENANTS OF HOLDER. Until all of the Senior Indebtedness has been fully paid in cash:

                        (i) Upon the occurrence and during the continuance of a Senior Default, the Holder shall not release, exchange, extend the time of payment of; compromise, set off or otherwise discharge any part of this Note or modify or amend this Note; PROVIDED, however, that at such time or times as the actions referred to in this Section 7(o)(i) may be taken by the Holder, such Holder shall give the holders of Senior Indebtedness five Business Days prior written notice before taking any of such actions.

                        (ii) The Holder hereby undertakes and agrees for the benefit of the holders of Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any holder of Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

                        (iii) Until the Senior Indebtedness is paid in full in cash and notwithstanding anything contained in the Transaction Documents, or the Senior Loan Agreements to the contrary, the Holder shall not, without the prior written consent of Administrative Agent, agree to any amendment, modification or supplement to the Notes which (w) increases the maximum principal amount of the Notes or rate of interest on any of the Notes (it being understood that the imposition of a default rate of interest contained in the Notes as in effect on the date hereof shall not be restricted by this clause (w)), (x) accelerates the dates (including maturity dates) upon which payments of principal or interest on the Notes are due, (y) makes more restrictive or adds any event of default or any covenant with respect to the Notes or (z) changes the redemption or prepayment provisions of the Notes.

                  (p) NO CONTEST OF SENIOR INDEBTEDNESS; NO SECURITY FOR SUBORDINATED INDEBTEDNESS. The Holder agrees that it will not, and will not encourage any other Person (as defined in the Credit Agreement) to, at any time, contest the validity, perfection, priority or enforceability of the Senior Indebtedness or Liens (as defined in the Credit Agreement) in the Collateral granted to Administrative Agent pursuant to the Credit Agreement, or the other Credit Documents or accept or take any collateral security for the Subordinated Indebtedness.

                  (q) MISCELLANEOUS.

                        (i) To the extent permitted by applicable law, the Holder and the Borrower hereby waive (1) notice of acceptance hereof by the holders of the Senior Indebtedness, and (2) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

                        (ii) the Borrower and the Holder hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Section 7 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

                        (iii) The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, and each holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

            8. USE OF PROCEEDS. The Borrower shall use the principal amount of this Note in accordance with the permitted uses described in Section 8.10 of the Purchase Agreement.

            9.    SUITS. OR ENFORCEMENT.

                  (a) Subject to Section 7 and Sections 3(d) and 4(d), upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

                  (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 7 of the Purchase Agreement.

            10. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            11. REMEDIES NOT WAIVED. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

            12.   TRANSFER.

                  (a) The term "HOLDER" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act and subject to the pledge by the Holder of this Note pursuant to the terms of the partnership agreement or other agreement of the Holder pursuant to which the Holder issued any indebtedness.

                  (b) The Borrower shall maintain a register (the "NOTE REGISTER") in its principal offices for the purpose of registering the Notes and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount of this Note not evenly divisible by $500,000) of alike aggregate principal amount of this Note, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

                  (c) This Note may be transferred or assigned, in whole or in part, by the Holder at any time.

            13. REPLACEMENT OF NOTE. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Borrower to protect the Borrower from any loss which it may suffer if a lost, stolen or destroyed Note is replaced.

            14. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

            15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

            16. SEVERABILITY. IF any one or more OF the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            17. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                 INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                 By:  _______________________________________
                                      Name:
                                      Title: